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PricewaterhouseCoopers
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                                         [     PricewaterhouseCoopers
                                         [     145 King Street West
                                         [     Toronto, Ontario
                                         [     Canada M5H 1V8
                                         [     Tel: + 1(416) 869-1130
                                         [     Facsimile: +1(416) 869-0926
                                         [     Direct fax (416) 941-8446



CONSENT OF CHARTERED ACCOUNTANTS


We agree to the inclusion and the incorporation by reference in this registration statement on Form S-4 (File No. 333-58837) of our report, dated February 11, 1997, on our audit of the financial statements of International Comfort Products Corporation (formerly Inter-City Products Corporation). We also consent to the references to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers


Chartered Accountants

Toronto, Canada
August 26, 1998